MTI & AMCOL Creating a Global Leader in Minerals Exhibit 99.1

IMPORTANT INFORMATION
The tender offer referred to in this presentation has not yet commenced. This presentation is for informational purposes only and it is neither an offer to purchase nor a solicitation of an offer to sell shares of AMCOL’s common stock. At the time any such tender offer is commenced, MTI will file a Tender Offer Statement on Schedule TO, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents with the SEC, and AMCOL will file a Solicitation/Recommendation Statement relating to such tender offer with the SEC. AMCOL’s stockholders are strongly advised to read these tender offer materials carefully and in their entirety when they become available, as they may be amended from time to time, because they will contain important information about such tender offer that AMCOL’s stockholders should consider prior to making any decisions with respect to such tender offer. Once filed, stockholders of AMCOL will be able to obtain a free copy of these documents at the website maintained by the SEC at www.sec.gov.
Disclaimer

FORWARD-LOOKING STATEMENTS
This presentation may contain “forward-looking statements,” which describe or are based on current expectations; in particular within the meaning of the federal securities laws, statements of anticipated changes in the business environment in which the company operates, the expected timing and benefits of the proposed acquisition of Amcol and in the company’s future operating results. Actual results may differ materially from these expectations. In addition, any statements that are not historical fact (including statements containing the words “believes,”
“plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements.  The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the risk factors and other cautionary statements in our
2013 Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission (the “SEC”).

MTI’s acquisition of AMCOL accelerates growth
and creates shareholder value
• Portfolio of market
leader positions
• Broad portfolio
of complementary
products
• World class
innovators in
mineralogy, fine
particle technology
and polymer
chemistry
• Diversification into
energy,
environmental and
consumer
products
• Geographic
expansion
• Continued
innovation
• Historical growth
and geographic
expansion
• High-performance
operating company
• Continuous
improvement
• Strong cash flow
• Immediately
accretive excluding
transaction costs
• Rapid
deleveraging
expected
Combines global
leaders in PCC and
Bentonite
Platform for
accelerated growth
MTI’s performance
track record
Long-term growth
in shareholder value

Is entirely consistent with MTI’s M&A strategy

Source: Company presentations.
• Minerals-Based Companies with Technological Differentiation
• Additional Growth Venues
– Environment, Energy, Consumer
• More Balanced, Less Cyclical Portfolio
• Industries of Focus
– Alternative Energy
– Food
– Oil/Gas
– Recycling
– Environment
– Beverages
– Pharmaceuticals
Transaction Scorecard

• Implied enterprise value to 2013A EBITDA of 11.1x without synergies and 8.4x with $50 million near-term synergies
• 33% premium over AMCOL’s 30-day moving average
• Immediately accretive to MTI’s earnings before expected synergies
• MTI to acquire 100% of outstanding AMCOL shares in tender offer/merger
• $45.75 per AMCOL share in cash
• $1.7B transaction value including assumption of AMCOL’s debt
• Committed debt financing of $1.56 billion supplemented with MTI cash
• Transaction subject to customary conditions, including regulatory approvals
• Closing expected prior to May 2014
Offers superior value to AMCOL shareholders

NOTE: EBITDA multiples based  on $150m AMCOL adjusted 2013 EBITDA
TIMING
KEY METRICS
OFFER
SUMMARY

SOURCES ($ in millions)
MTI Cash $394
MTI New Debt Financing $1,560
Term Loan B
Total Sources $1,954
USES ($ in millions)
Purchase of Equity $1,520
Debt Refinanced $371
Transaction Costs $38
Make Whole / Swap Unwind $25
Total Uses $1,954
Transaction sources and uses

Source:
Company filings, MTI management projections.

Unlocks more than $50 million of cost synergies
and releases more than $100 million cash

DESCRIPTION
RUN RATE ANNUAL
SYNERGIES
(Run Rate Year)
AS % of
AMCOL
SALES
AS % of
Combined
EBITDA
GROWTH &
OPERATIONAL
EXCELLENCE
•
Acceleration of geographic expansion
and new product development
•
Rapid deployment of MTI shared
service business model
•
Productivity improvement throughout
AMCOL operations
•
Corporate and overhead expense
reduction
•
ERP integration
$50m
in 2-3 years
Up to $70m
in 5 years
5-7% ~16-21%
NET WORKING
CAPITAL
IMPROVEMENTS
•
Reduction of Net Working Capital
days outstanding
Up to $100m
(2014-2017)
ASSET
TURNOVER
•
Improvement in asset utilization and
capital deployment
Up to $50m
(2014-2019)

Transaction will be highly accretive to earnings

Source:    Company filings, MTI management projections. NOTE: accretion excludes transaction costs
PRO FORMA
EPS ACCRETION
vs MTI 2013
of $2.42 / share
EOY
39%
50%
55%
Year 1 Year 2 Year 3
94%
71%
Without Synergies $50m Synergies

Generates significant cash and
results in rapid deleveraging

Source:    Company filings, MTI management projections.
More than $265
million per year
PRO FORMA
CASH FROM
OPERATIONS
3.8x
3.0x
2.2x
Year 1 Year 2 Year 3
Committed to
rapid deleveraging
PRO FORMA
NET LEVERAGE
4.4x
At Close
EOY
EOY
EOY
$265
$283
$343
Year 1 Year 2 Year 3
$MM

AMCOL: Broad and diversified product
offering across segments

Product Offerings Sales Concentration
Key drivers of profit include growth in core markets, growth in geographies such as China, India and Brazil, margin expansion and optimization of business/product portfolio.
Performance Materials
Includes: Metalcasting, drilling fluids, pet products, bioAg
Energy Services Includes:
Includes: Water treatment, well testing, coil tubing
Construction Technologies
Includes: Building materials, drilling products,
environmental lining technologies, mercury removal

MTI to further deploy strong culture of operational excellence, productivity improvement and employee engagement
MTI management has proven ability to effectively manage SG&A, capex and NWC
$50m of cost synergies, maybe as much as $70m in the next  five years
Combines two global #1 industrial minerals platforms: PCC (MTI) and bentonite (AMCOL)
Less cyclical with increased relevance and visibility to investors
Creates a leading US-based industrial minerals company with over $2bn in sales
MTI and AMCOL are both US-based, global, industrial minerals companies with “mine-to-market” business models
Both deliver value via differentiated mineral and processing technology and innovation
Complementary end markets and geographic presence
Expands MTI participation into energy, environmental and consumer products
Shared end markets including: adhesives and sealants, fillers and extenders for paper, steel and metal, health and beauty, animal feed and pet waste absorbents
Combined $300m of current sales in high-growth Asian markets
More than $1bn of identified innovation and geographic growth opportunities in five to ten years
MTI has consistently demonstrated commitment to a conservative capital structure
Both MTI and AMCOL have strong cash flows
- Long-term contracts for MTI PCC; diversified end markets for AMCOL bentonite
- Combined entity would have been free cash flow positive during the recent financial crisis
Net leverage projected to decline below 2.2x by end of third year after closing
Provides a superior growth outlook, healthy operating
margins and strong cash flows

Complementary
Business Models
&Technologies
Superior Growth
Outlook
Compelling
Synergies
Strong
Cash Flows
Enhanced Scale &
Diversification

• 2013 sales: $1.0bn
• Mineralogy
• Fine particle and surface treatment
• End-use application knowledge
Leverages complementary fit based on similar geographies
and differentiated product and process technologies

Size
Revenue
Geographic
Breakdown
Technology And
Process Know-how
Strong Market
Positions
End Markets
Service Focus
Investment Focus
Investor Group
MTI
• Paint and coatings
• Glass and ceramics
• Steel
• Paper
• Building materials
• Automotive
• ~$340m steel mill services
• Global PCC
• North America Specialty PCC
• Monolithic BOF
• Talc
AMCOL
• 2013 sales: $1.0bn
• Clay mineralogy
• Polymer science
• End-use application knowledge
• North America bentonite
• Auto foundry castings
• Environmental lining
• Water treatment
• Automotive
• Building materials
• Oil and gas
• Infrastructure
• ~$300m energy services
- China, India, Brazil and Middle East
- Focused investments with expected long-term returns
~40-50% of each company owned by common shareholders (as of 12/31)

Perf
Min
Paper
PCC
Paper
PCC
Perf
Min
2013A
REVENUE
BY
SEGMENT
($ in bn)
2013A
REVENUE
BY
SEGMENT
($ in bn)
2013A
REVENUE
BY
GEOGRAPHY
($ in bn)
2013A
REVENUE
BY
GEOGRAPHY
($ in bn)
PRO FORMA (a)
PRO FORMA (a)
$2.0bn
$2.0bn
Source: MTI Management, Wall Street research.
(a)   Does not include potential synergies.
MTI
MTI
$1.0bn
$1.0bn
AMCOL
AMCOL
$1.0bn
$1.0bn
2013A
EBITDA AND
MARGIN
($ in m)
2013A
EBITDA AND
MARGIN
($ in m)

Pro forma business mix
17% 15%
16%
$174 $150 $324

Results in strong #1 leadership positions
across multiple industries

# 1 Global and
North American
Bentonite
#1 US Bulk
Clumping Cat
Litter
# 1 US
Metalcasting
Binders for Auto
& Heavy
Equipment
AMCOL
Leadership
Positions
# 1 Quality
Assured
Waterproof
Concrete
Structures
MTI
Leadership
Positions
#1 Global
PCC
#1 North
American
Monolithic
Refractories
#1 North
America and
Europe Solid
Core Calcium
Wire
#1 Global
Refractory
Laser
Measurement
Systems
# 1 North
American
Specialty PCC
#1 US
& Brazil
Off-shore
Water
Treatment

• Adhesives and sealants
• Functional fillers and
extenders
• Consumer products
• Animal feed
• Pet waste absorbents
• Agricultural products
Creates a portfolio of
$1 billion growth opportunities

AMCOL Growth
• Continued penetration of PCC for
Paper in Asia’s growing  market
• Further commercialization of
FulFill® high filler technology
• Commercialization of Paper
PCC innovation pipeline
• Further growth of full-service
refractories business model
• Continued growth of
metallurgical wire business
• Expansion of new MTI
EAF refractory products
• Customization and globalization of
Performance Minerals
MTI Growth
New Growth
Opportunities
• Global expansion of water
treatment technologies for
oil-field applications
• Further success with new
Amcol lining technologies
• Introduction of new mercury
sorbent technologies for
coal-fired power plants
• Expansion of Enersol
TM
into bio/ag industry

• MTI and AMCOL are starting to work together to affect a smooth transition
• Integration plan is focused on:
• Employees
• Customers
• Suppliers
• Business segment strategies
• Achievement of targeted synergies
• Assuring stability and continuity of:
• Business processes
• All operations
• Key relationships
• Investments
Focused on integration

Customer focused
employees
Strong cash flows
Superior
performance and
operational
excellence
A $2bn minerals-based
company with global
reach based on:
• Mine-to-market value
chain management
• Demonstrated process
technology and
innovation leadership
• Broad and deep talent
pool
• Deeper geographic
footprint
• Significant end market
overlap
Allowing reinvestment
in:
• Further market
penetration and
geographic expansion,
especially in Asia
• Innovating customized
technologies to satisfy
future customer needs
• Organic growth across all
business segments
…creating superior return for shareholders
Minerals Technologies’ vision for the future